Exhibit N

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement of BlackRock Strategic Bond Trust (Investment Company Registration No. 811-10635) of our report dated February 22, 2002, relating to the financial statements of BlackRock Strategic Bond Trust as of February 20, 2002 and for the period then ended in the Statement of Additional Information which is part of such registration statement.

We also consent to the reference to our Firm under the heading "Experts" in the Registration Statement.


/s/ Deloitte & Touche, LLP

Boston, Massachusetts
February 26, 2002